Exhibit 10.18

DESCRIPTION OF COMPENSATION REGARDING COMPANY CAR FOR R. MICHAEL ROULEAU

      On December 1, 2004, the Compensation Committee of the Board of Directors of Michaels Stores, Inc. (the “Company”) approved the purchase of a new automobile for use by R. Michael Rouleau, the Company’s President and Chief Executive Officer, as part of his compensation. In addition, the Compensation Committee authorized the transfer to Mr. Rouleau of title to an older automobile formerly used by him, also as part of his compensation.